Exhibit 99.1

Cash America Announces That Its Board of Directors Has Approved the Spin-off of Enova International, Inc.

FORT WORTH, Texas--(BUSINESS WIRE)--October 22, 2014--Cash America International, Inc. (NYSE: CSH) announced today that its Board of Directors has approved the spin-off of its E-Commerce Division (that comprises its e-commerce segment), Enova International, Inc. (“Enova”), into an independent and separate publicly traded company.

Cash America and Enova will be separated through the distribution of approximately 80 percent of the outstanding shares of Enova to holders of Cash America International, Inc. common stock. Subject to the satisfaction of certain conditions to the spin-off, the distribution is expected to occur at 12:01 am Eastern Time on November 13, 2014. Cash America shareholders will receive 0.915 shares of Enova common stock for every one share of Cash America common stock held at the close of business on November 3, 2014, which is the record date for the distribution. Fractional shares of Enova common stock will not be distributed. Any fractional shares of Enova common stock will be aggregated and sold in the open market and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Cash America shareholders of record who would otherwise be entitled to receive a fractional share of Enova common stock. Following the distribution of Enova common stock, shares of common stock will be traded on the New York Stock Exchange under the symbol “ENVA.”

Enova is a leading provider of online financial services that uses advanced technology and analytics to drive lending decisions. Since 2004, Enova has completed over 27 million transactions and collected approximately 12 terabytes of consumer behavior data. In 2013, Enova extended approximately $2.6 billion in credit to borrowers in the United States, United Kingdom, Canada, and Australia.

Trading of Cash America and Enova Shares Prior to the Distribution Date

In connection with the distribution, beginning on or shortly before the record date and continuing up to the distribution date, Cash America expects that there will be three trading markets:

  In the “regular way” market, shares of Cash America common stock will trade with an entitlement to the Enova common shares distributed on the distribution date under the symbol “CSH.” Holders who sell Cash America common stock in the regular way market before the distribution date will also sell their right to receive Enova common shares.
  In the “ex-distribution” market, shares of Cash America common stock will trade without the right to the Enova common shares distributed on the distribution date under the symbol “CSH WI.” Holders who sell Cash America common stock in the ex-distribution market before the distribution date will retain their right to receive Enova common shares in the distribution.
  In the “when-issued” market, the right to receive Enova common shares distributed on the distribution date will trade under the symbol “ENVA WI.” Holders who sell the right to Enova common shares in the when-issued market before the distribution date will retain their shares of Cash America common stock.

Cash America anticipates that “regular way” trading of Enova common stock under the symbol “ENVA” will begin on November 13, 2014, the date the distribution occurs.

Cash America shareholders are encouraged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Cash America common stock on or prior to the distribution date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Information About the Spin-off

The Enova spin-off has been structured to qualify as a tax-free distribution to U.S. holders of Cash America common stock for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Cash America has received a private letter ruling from the Internal Revenue Service with respect to the treatment of certain aspects of the spin-off. Based on the private letter ruling and certain facts, assumptions, representations and undertakings made by Cash America and Enova, Cash America has received an opinion of counsel to the effect that for U.S. federal income tax purposes, the distribution of Enova common stock and certain related transactions will not be taxable to Cash America or U.S. holders of Cash America common stock, except in respect to cash received in lieu of fractional share interests which generally will be taxable to such holders as a capital gain.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for Enova common stock being declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and certain other conditions described in the information statement included in the Enova Registration Statement on Form 10. Cash America expects all the conditions to the distribution to be satisfied on or before the distribution date. Enova’s Registration Statement on Form 10 is available at the SEC's website at http://www.sec.gov. Prior to the distribution, Cash America will mail or provide access to a copy of the information statement filed as part of the registration statement to all shareholders entitled to receive the distribution. The information statement will provide details regarding the distribution and describe Enova and its shares, including the risks of Enova’s business and owning shares of Enova common stock. Cash America shareholders are encouraged to read the information statement closely.

No action is required by Cash America shareholders in order to receive shares of Enova common stock in the spin-off distribution. Cash America shareholders entitled to receive the dividend will receive a book-entry account statement reflecting their ownership of Enova common stock, or their brokerage account will be credited for the shares.

Cash America will hold its quarterly conference call to discuss third quarter 2014 results and the spin-off of Enova on Thursday, October 23, 2014, at 8:00 a.m. Eastern Time (7:00 a.m. Central Time). This call will be webcast and may be accessed on the Investor Relations section of Cash America’s website located at http://www.cashamerica.com.

About the Company

As of September 30, 2014, Cash America International, Inc. (the “Company”) operated 948 total locations offering specialty financial services to consumers, which included the following:

  863 lending locations in 21 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  85 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

Additionally, as of September 30, 2014, Enova offered consumer loans over the Internet to customers:

  in 34 states in the United States at http://www.cashnetusa.com; http://www.netcredit.com; and

  http://www.headwaycapital.com;

  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and http://www.onstride.co.uk;
  in Australia at http://www.dollarsdirect.com.au;
  in Canada at http://www.dollarsdirect.ca;
  in Brazil at http://www.simplic.com.br; and
  in China at http://www.youxinyi.cn.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.quickquidflexcredit.co.uk
http://www.netcredit.com	http://www.onstride.co.uk
http://www.cashlandloans.com	http://www.simplic.com.br
http://www.quickquid.co.uk	http://www.mrpayroll.com
http://www.poundstopocket.co.uk	http://www.youxinyi.cn
http://www.headwaycapital.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the Financial Conduct Authority in the United Kingdom, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013 and changes to the Company’s UK business practices as a result of adapting the Company’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100